FORM N-SAR
Exhibit 77D0

MAINSTAY VP FUNDS TRUST
811-03833
For Period Ended 6/30/2013

(1)	MainStay VP Growth Equity Portfolio

At a Special Meeting of Shareholders held on January 7, 2013, the shareholders approved a Subadvisory Agreement between New York Life Investment Management LLC and Cornerstone Capital Management LLC with respect to the Portfolio.  Accordingly, effective January 11, 2013, the section entitled “Principal Investment Strategies” is deleted in its entirety and replaced as follows:

The Portfolio invests primarily in equity securities of U.S. companies, the prospective earnings growth of which, in the opinion of Cornerstone Capital Management LLC, the Portfolio’s Subadvisor, is not fully appreciated by the market or reflected in current market valuations. The Subadvisor also looks for companies it believes have strong management, superior industry positions, excellent balance sheets and superior earnings growth potential. U.S. companies are companies organized in the U.S. that trade primarily on U.S. securities markets. The Portfolio may also invest in foreign companies. Generally, foreign companies are companies organized outside the U.S. and that trade primarily in non-U.S. securities markets.

Under normal circumstances, the Portfolio will invest at least 80% of its assets in common stocks of large-capitalization growth companies. Large-capitalization growth companies are those that, at the time of investment, have market capitalizations within the range of market capitalizations of companies appearing in the Russell 1000® Growth Index (which ranged from $220.32 million to $623.60 billion as of August 31, 2012). The Portfolio generally will invest in common stocks of companies with market capitalizations of at least $3 billion at the time of purchase.

Investment Process. Normally, the Portfolio holds between 35 and 55 securities. The 25 most highly regarded of these companies, in the Subadvisor’s opinion, usually constitute approximately 70% or more of the Portfolio’s net assets. Notwithstanding this focus, the Portfolio has no policy to concentrate in securities of issuers in a particular industry or group of industries. Although the Portfolio does not have a policy to concentrate its investments in any one industry, a large portion of its assets has historically been in technology companies which the Subadvisor believes offer strong growth potential.

During market declines, while adding to positions in favored stocks, the Portfolio becomes somewhat more aggressive, gradually reducing the number of companies represented in its portfolio. Conversely, in rising markets, while reducing or eliminating fully valued positions, the Portfolio becomes somewhat more conservative, gradually increasing the number of companies represented in its portfolio. Through this process, the Subadvisor tends to add to positions on price weakness and sell into price strength, all else being equal and assuming long-term company fundamentals are intact. Risk is therefore increased during periods of weakness and reduced during periods of strength. The Subadvisor uses this active management strategy to attempt to add incremental performance while seeking to mitigate risk by utilizing a buy low, sell high discipline.

(2)	MainStay VP Balanced Portfolio

Principal Investment Strategy Change

At a meeting held on December 10-12, 2012, the Trust’s Board of Trustees, including the Independent Trustees, approved changes to the Portfolio’s Principal Investment Strategies.  Accordingly, effective February 28, 2013, the last paragraph of the subsection entitled “Equity Investment Process” in the section entitled “Principal Investment Strategies,” is deleted and replaced as follows:

The Portfolio seeks to construct a broadly-diversified portfolio across countries, sectors and industries using quantitative analysis to identify undervalued and overvalued securities. Investments are selected using an objective, disciplined and broadly-applied process, while seeking to limit exposure to risk.

(3)	MainStay VP Common Stock Portfolio

Investment Process Changes

At a meeting held on December 10-12, 2012, the Trust’s Board of Trustees, including the Independent Trustees, approved changes to the Portfolio’s Principal Investment Strategies.  Accordingly, effective February 28, 2013, the last paragraph of the subsection entitled “Investment Process” in the section entitled “Principal Investment Strategies,” is deleted and replaced as follows:

Investment Process: Cornerstone Capital Management Holdings LLC, the Portfolio's Subadvisor, seeks to construct a broadly-diversified portfolio across sectors and industries using quantitative analysis to identify undervalued and overvalued securities. Investments are selected using an objective, disciplined and broadly-applied process while limiting exposure to risk. The Subadvisor seeks to control the Portfolio’s exposure to risk by diversifying the Portfolio’s portfolio over a large number of securities.

In unusual market conditions, the Portfolio may invest all or a portion of its assets in investment grade notes and bonds, cash and cash equivalents.

The Subadvisor may sell a security if it no longer believes the security will contribute to meeting the investment objective of the Portfolio, if better opportunities are identified, or if it determines the initial investment expectations are not being met.

(4)	MainStay VP Mid Cap Core Portfolio

Investment Process Changes

At a meeting held on December 10-12, 2012, the Trust’s Board of Trustees, including the Independent Trustees, approved changes to the Portfolio’s Principal Investment Strategies.  Accordingly, effective February 28, 2013, the last paragraph of the subsection entitled “Investment Process” in the section entitled “Principal Investment Strategies,” is deleted and replaced as follows:

Investment Process: Cornerstone Capital Management Holdings LLC, the Portfolio's Subadvisor, seeks to construct a broadly diversified portfolio across sectors and industries using quantitative analysis to identify undervalued and overvalued securities. Investments are selected using an objective, disciplined and broadly-applied process while limiting exposure to risk. The Subadvisor seeks to control the Portfolio's exposure to risk by diversifying the Portfolio's portfolio over a large number of securities.

In unusual market conditions, the Portfolio may invest all or a portion of its assets in investment grade notes and bonds, cash and cash equivalents.

The Subadvisor may sell a security if it no longer believes the security will contribute to meeting the investment objective of the Portfolio, if better opportunities are identified, or if it determines the initial investment expectations are not being met.

(5)	MainStay VP Conservative Allocation Portfolio

Principal Investment Strategy Change

Effective February 28, 2013, under the heading “Principal Investment Strategies”, the second paragraph is deleted in its entirety and replaced with the following:

The Portfolio seeks to achieve its investment objective by normally investing approximately 60% (within a range of 50% to 70%) of its assets in Underlying Fixed-Income Portfolios/Funds and approximately 40% (within a range of 30% to 50%) of its assets in Underlying Equity Portfolios/Funds. The Underlying Equity Portfolios/Funds may consist of approximately 5% (within the range of 0% to 20%) of international equity funds. New York Life Investments may change the asset class allocations, the Underlying Portfolios/Funds in which the Portfolio invests, or the target weighting without prior approval from shareholders. With respect to investments in Underlying Equity Portfolios/Funds with a global mandate, as determined by an independent monitoring firm, the assets will be allocated equally between U.S. equity funds and international equity funds for the purpose of calculating weighting in these asset classes.

(6)	MainStay VP Moderate Allocation Portfolio

Principal Investment Strategy Change

Effective February 28, 2013, under the heading “Principal Investment Strategies”, the second paragraph is deleted in its entirety and replaced with the following:

The Portfolio seeks to achieve its investment objective by normally investing approximately 60% (within a range of 50% to 70%) of its assets in Underlying Equity Portfolios/Funds, and approximately 40% (within a range of 30% to 50%) of its assets in Underlying Fixed-Income Portfolios/Funds. The Underlying Equity Portfolios/Funds may consist of approximately 10% (within a range of 0% to 20%) of international equity funds. New York Life Investments may change the asset class allocations, the Underlying Portfolios/Funds in which the Portfolio invests, or the target weighting without prior approval from shareholders. With respect to investments in Underlying Equity Portfolios/Funds with a global mandate, as determined by an independent monitoring firm, the assets will be allocated equally between U.S. equity funds and international equity funds for the purpose of calculating weighting in these asset classes.

(7)	MainStay VP Moderate Growth Allocation Portfolio

Principal Investment Strategy Change

Effective February 28, 2013, under the heading “Principal Investment Strategies”, the second paragraph is deleted in its entirety and replaced with the following:

The Portfolio seeks to achieve its investment objective by normally investing approximately 80% (within a range of 70% to 90%) of its assets in Underlying Equity Portfolios/Funds, approximately 20% (within a range of 10% to 30%) of its assets in Underlying Fixed-Income Portfolios/Funds. The Underlying Equity Portfolios/Funds may consist of approximately 15% (within a range of 5% to 25%) of international equity funds. New York Life Investments may change the asset class allocation, the Underlying Portfolios/Funds in which the Portfolio invests, or the target weighting without prior approval from shareholders. With respect to investments in Underlying Equity Portfolios/Funds with a global mandate, as determined by an independent monitoring firm, the assets will be allocated equally between U.S. equity funds and international equity funds for the purpose of calculating weighting in these asset classes.

(8)	MainStay VP Growth Allocation Portfolio

Principal Investment Strategy Change

Effective February 28, 2013, under the heading “Principal Investment Strategies”, the second paragraph is deleted in its entirety and replaced with the following:

The Portfolios seeks to achieve its investment objective by normally investing substantially all of its assets in Underlying Equity Portfolios/Funds (normally within a range of 90% to 100%). The Underlying Equity Portfolios/Funds may consist of approximately 20% (within a range of 10% to 30%) of international equity funds. The Portfolio may invest up to 10% of its assets in Underlying Fixed-Income Portfolios/Funds. New York Life Investments may change the asset class allocation, the Underlying Portfolios/Funds in which the Portfolio invests, or the target weighting without prior approval from shareholders. With respect to investments in Underlying Equity Portfolios/Funds with a global mandate, as determined by an independent monitoring firm, the assets will be allocated equally between U.S. equity funds and international equity funds for the purpose of calculating weighting in these asset classes.